Fifth Third Bank Auto Receivables Trust 1996-A             EXHIBIT 20
Monthly Statement to Certificateholders
Servicer:  Fifth Third Bank
Trustee: Harris Trust and Savings Bank

Collection Period:    01-Mar-97            31-Mar-97
Distribution Date:    15-Apr-97                        Per $1,000 of
                                                         Original
                                                         Class A /
Statement for Class A and Class B                         Class B
  Certificateholders Pursuant to Section 4.7            Certificate
  of the Pooling and Servicing Agreement                  Amount

(i)  Principal Distribution
          Class A Certificate Amount  $11,968,170.35     $30.68711923
          Class B Certificate Amount     $563,945.20     $30.68588530

(ii)  Interest Distribution
          Class A Certificate Amount   $1,233,055.99      $3.16163082
          Class B Certificate Amount      $59,511.72      $3.23820437

(iii)  Servicing Fee                     $208,251.92      $0.50994103

(iv)  Class A Certificate Balance
         (after principal distributions)              $226,687,827.47
        Class A Pool Factor
         (after principal distributions)                    0.5812414
        Class B Certificate Balance
         (after principal distributions)               $10,682,364.37
        Class B Pool Factor
         (after principal distributions)                    0.5812583

(v)  Total Pool Balance
         (end of Collection Period)                   $237,370,191.71

                                      Current Period       Cumulative
vi)     Defaulted Receivables            $698,664.11    $6,297,038.40
         Liquidation Proceeds            $324,471.57    $2,472,476.68
         Aggregate Net Losses            $374,192.54    $3,824,561.72

vii)  Aggregate Principal Balance of Receivables
          repurchased by Seller or Servicer:
          Principal Portion                                     $0.00
          Interest Portion                                      $0.00

(viii)  Class A Interest Carryover Shortfall                    $0.00
          Class B Interest Carryover Shortfall                  $0.00
          Class A Principal Carryover Shortfall                 $0.00
          Class B Principal Carryover Shortfall                 $0.00

(ix)  Reserve Account Balance (after giving effect to
       payments made on the Distribution Date)          $9,494,807.67

(x)  Specified Reserve Account Balance (after giving effect
       to payments made on the Distribution Date)       $9,494,807.67